UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 17, 2016

STEEL PARTNERS HOLDINGS L.P.
(Exact name of registrant as specified in its charter)

Delaware	001-35493	13-3727655
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

590 Madison Avenue, 32nd Floor, New York, New York		10022
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: xxx

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

On May 17, 2016, Steel Partners Holdings L.P., a Delaware limited partnership (the “Company”), filed a supplement (the “Supplement”) to its Definitive Proxy Statement (the “Proxy Statement”) in order to shorten the duration of the proposed Protective Amendment to the Company’s Fifth Amended and Restated Agreement of Limited Partnership from ten years to three years. The Proxy Statement was filed with the Securities and Exchange Commission on April 14, 2016. The Protective Amendment is designed to protect the net operating losses of certain of the Company’s corporate subsidiaries and other portfolio companies. Defined terms used but not defined herein have the meanings set forth in the Proxy Statement. The Proxy Statement previously stated, at page 41, that the Protective Amendment would expire on the earliest of (i) the close of business on the date that is the tenth anniversary of the effective date of the Protective Amendment, (ii) the Board’s determination that the Protective Amendment is no longer necessary for the preservation of the NOLs because of the repeal of Section 382 or any successor statute, (iii) the beginning of a taxable year to which the Board determines that none of the NOLs may be carried forward and (iv) such date as the Board otherwise determines that the Protective Amendment is no longer necessary for the preservation of the NOLs. After further consideration, the Company has decided to modify the expiration date of the Protective Amendment and amend and restate the text of the paragraph of Proposal No. 4 titled “Implementation and Expiration of the Protective Amendment” in its entirety to read as follows:

“Implementation and Expiration of the Protective Amendment

If our unitholders approve the Protective Amendment, the Protective Amendment will become effective upon the General Partner’s execution of the Amended and Restated LP Agreement. We intend to enforce the restrictions in the Protective Amendment immediately thereafter to preserve the future use of the NOLs. We also intend to include a legend reflecting the transfer restrictions included in the Protective Amendment on certificates representing newly issued or transferred Partnership Instruments, to disclose such restrictions to persons holding our Partnership Instruments in uncertificated form and to disclose such restrictions to the public generally.

Even if our unitholders approve the Protective Amendment, the Board retains the authority to abandon the Protective Amendment for any reason at any time prior to the execution by the General Partner of the Amended and Restated LP Agreement.

The Protective Amendment would expire on the earliest of (i) the close of business on the date that is the third anniversary of the effective date of the Protective Amendment, (ii) the Board’s determination that the Protective Amendment is no longer necessary for the preservation of the NOLs because of the repeal of Section 382 or any successor statute, (iii) the beginning of a taxable year to which the Board determines that none of the NOLs may be carried forward and (iv) such date as the Board otherwise determines that the Protective Amendment is no longer necessary for the preservation of the NOLs. The Board may also accelerate the expiration date of the Protective Amendment in the event of a change in the law if the Board has determined that the continuation of the restrictions contained in the Protective Amendment is no longer reasonably necessary for the preservation of the NOLs or such action is otherwise reasonably necessary or advisable.”

Accordingly, we are also modifying Appendix A to the Proxy Statement to amend and restate the definition of “Expiration Date” under Section 4.9(a)(iv) of the proposed Sixth Amended and Restated Agreement of Limited Partnership in its entirety to read as follows:

“(iv)           “Expiration Date” means the earliest of (A) the close of business on the date that is the third anniversary of the Effective Date, (B) the repeal of Section 382 of the Code or any successor statute if the Board of Directors determines that this Section 4.9 is no longer necessary or desirable for the preservation of any Tax Benefits, (C) the close of business on the first day of a taxable year of the Partnership as to which the Board of Directors determines that no Tax Benefits may be carried forward or (D) such date as the Board of Directors shall fix in accordance with Section 4.9(m).”

No other items presented in the Proxy Statement are affected by this Supplement.

SIGNATURES

Pursuant to the requirements of the Exchange Act, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: May 17, 2016	STEEL PARTNERS HOLDINGS L.P.

	By:	Steel Partners Holdings GP Inc.
Its General Partner

	By:	/s/ James F. McCabe, Jr.
James F. McCabe, Jr.
Chief Financial Officer